UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022

STARRY GROUP HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41336	87-4759355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Chauncy Street, Suite 200 Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 861-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	STRY	The New York Stock Exchange
Warrants to purchase 1.2415 shares of Class A common stock, each at an exercise price of $9.13 per 1.2415 shares of Class A common stock	STRY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2022, Starry Group Holdings, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), each with CF Principal Investments LLC (“CFPI”), an entity affiliated with Cantor Fitzgerald & Co. relating to a committed equity facility (the “Facility”). Pursuant to the Purchase Agreement, the Company has the right from time to time, at its option, to sell to CFPI up to the lesser of (i) $100.0 million (the “Total Commitment”) in aggregate gross purchase price of newly issued shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below), subject to certain conditions and limitations set forth in the Purchase Agreement.

Sales of Common Stock to CFPI under the Purchase Agreement, and the timing of any sales, will be determined by the Company from time to time in its sole discretion and will depend on a variety of factors, including, among other things, market conditions and the trading price of the Common Stock. The net proceeds from any sales under the Purchase Agreement will depend on the frequency with, and prices at, which the shares of Common Stock are sold to CFPI. The Company expects to use the proceeds from any sales under the Purchase Agreement for working capital and general corporate purposes.

Upon the initial satisfaction of the conditions to CFPI’s obligation to purchase Common Stock set forth in the Purchase Agreement (the “Commencement”), including that a registration statement registering the resale by CFPI of shares of Common Stock that may be issued and/or sold to it by the Company under the Purchase Agreement (the “Initial Resale Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, the Company will have the right, but not the obligation, from time to time at its sole discretion over the 24-month period from and after the effectiveness of the Initial Resale Registration Statement, to direct CFPI to purchase up to a specified maximum amount of shares of Common Stock as set forth in the Purchase Agreement by delivering written notice to CFPI prior to the commencement of trading on any trading day, so long as (i) the closing sale price of the Common Stock on the trading day immediately preceding such trading day is not less than the threshold price as set forth in the Purchase Agreement, and (ii) all shares of Common Stock subject to all prior purchases by CFPI theretofore required to have been received by CFPI electronically under the Purchase Agreement have been delivered to CFPI in accordance with the Purchase Agreement. The purchase price of the shares of Common Stock that the Company elects to sell to CFPI pursuant to the Purchase Agreement will be determined by reference to the dollar volume weighted average price of the Common Stock (“VWAP”) during the applicable purchase date on which the Company has timely delivered written notice to CFPI directing it to purchase shares of Common Stock under the Purchase Agreement, less a fixed 3.0% discount to such VWAP.

As consideration for CFPI’s commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company has agreed to issue shares of Common Stock in an amount equal to $1.0 million based on the closing price of the Common Stock on the New York Stock Exchange (the “NYSE”) on the Upfront Determination Date (as defined in the Purchase Agreement). Under the applicable rules of the NYSE, in no event may the Company issue to CFPI under the Purchase Agreement more than 33,344,035 shares of Common Stock, which number of shares is equal to 19.99% of the voting power or number of shares of the Company’s total capital stock, consisting of its Common Stock and its Class X common stock, par value $0.0001 per share, issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE rules, (ii) all applicable sales of shares of Common Stock under the Purchase Agreement equal or exceed the “Minimum Price” (as such term is defined in Section 312.03 of the NYSE Listed Company Manual), or (iii) as to any purchase, the issuance of the Common Stock pursuant to a purchase notice to CFPI would be excluded from the Exchange Cap under NYSE rules (or interpretive guidance provided by the NYSE with respect thereto). Moreover, the Company may not issue or sell any shares of Common Stock to CFPI under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by CFPI and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder), would result in CFPI beneficially owning more than 4.99% of the outstanding shares of Common Stock.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering (with certain limited exceptions) into a Variable Rate Transaction, (as defined in the Purchase Agreement). At no time prior to the date of the Purchase Agreement has CFPI engaged in or effected, in any manner whatsoever, directly or indirectly for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock that remains in effect as of the date of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month period commencing on the date of the effective date of the Initial Resale Registration Statement (which term may not be extended by the parties), (ii) the date on which CFPI has purchased the Total Commitment pursuant to the Purchase Agreement, (iii) the date on which the Company’s Common Stock fails to be listed or quoted on the NYSE or any alternative market and (iv) the date on which, pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon three trading days’ prior written notice to CFPI. Neither the Company nor CFPI may assign or transfer its rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be amended or waived by the parties from and after the date that is one trading day immediately preceding the filing of the Initial Resale Registration Statement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety.

The shares of Common Stock that may be issued under the Purchase Agreement are being offered and sold in transactions exempt from registration under the Securities Act, in reliance on the exemption afforded under Section 4(a)(2) thereof.

Item 5.02	Compensation Arrangements of Certain Officers.

On May 25, 2022, the Board of Directors (the “Board”) of the Company approved the grant of restricted stock units (“RSUs”) covering shares of the Company’s Class A common stock to named executive officers Joseph Lipowski and Alex Moulle-Berteaux and principal financial officer Komal Misra (collectively, the “Executives”). The RSU awards were issued on July 1, 2022 and granted under the Company’s 2022 Incentive Award Plan (the “Plan”) and are subject to RSU agreements, the form of which have been approved and ratified by the Board.

The number of RSUs granted to each Executive is set forth in the following table.

Name	RSUs (#)
Joseph Lipowski	179,560
Komal Misra	179,560
Alex Moulle-Berteaux	241,042

The RSUs awards vest in equal quarterly installments over a four-year period, subject to the Executive’s continued service through the applicable date. If an Executive’s employment with the Company is terminated without Cause (as defined in the Plan) in connection with or within twelve months following a Change in Control (as defined in the Plan), then any unvested RSUs shall accelerate and vest in full.

The foregoing description of the RSU awards is qualified in its entirety by reference to the full text of the Plan and applicable award agreements, the forms of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated August 8, 2022, between Starry Group Holdings, Inc. and CF Principal Investments LLC

10.2	Registration Rights Agreement, dated August 8, 2022, between Starry Group Holdings, Inc. and CF Principal Investments LLC

10.3†	Form of Restricted Stock Unit Agreement under the Starry Group Holdings, Inc. 2022 Incentive Award Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Starry Group Holdings, Inc.

By:	/s/ Chaitanya Kanojia
Name:	Chaitanya Kanojia
Title:	Chief Executive Officer

Date: August 8, 2022